Exhibit 99.1

Joint Filing Statement

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Cingulate Inc. is filed on behalf of each of the undersigned.

Date: February 9, 2026	Falcon Creek Capital Advisor LLC

	By:	/s/ Zhangpeng Jiang
Name: Zhangpeng Jiang
Its: President

Falcon Creek Technology Fund I, LP

	By:	/s/ Zhangpeng Jiang
Name: Zhangpeng Jiang
Its: Managing Partner

Ginkgo Capital Global Fund SPC - Xtalpi AI Fund SP

	By:	/s/ Zhangpeng Jiang
Name: Zhangpeng Jiang
Its: Investment Manager